Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
AXS-One Inc.:

We consent to the incorporation in this Registration Statement of AXS-One Inc. on Form S-3 of our report dated March 21, 2007 appearing in the Annual Report of AXS-One Inc. for the year ended December 31, 2006 and to the reference to us under the heading ‘‘Experts’’ in the prospectus, which is a part of this Registration Statement.

/s/ Amper, Politziner & Mattia, P.C.

Date: July 13, 2007

Edison, New Jersey